Exhibit 99.1

KCSA
PUBLIC RELATIONS
WORLDWIDE                                                               News
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Public & Investor Relations, Corporate & Marketing Communications

                                                       FOR IMMEDIATE RELEASE

         MEDIX SIGNS LICENSE AGREEMENT FOR SOURCE CODE WITH ZIRMED.COM;
                     WEB-BASED CLAIMS SUBMISSION TECHNOLOGY

                         REPRESENTS A KEY BUILDING BLOCK

      New Technology to Accelerate Deployment of Web-Based Claims Services

    NEW YORK - June 27, 2000 - Medix Resources, Inc. (AMEX:MXR), a provider of Internet-based healthcare connectivity services, today announced that it signed a perpetual License Agreement with ZirMed.com for its source code for Web-based claims submission. The perpetual license of ZirMed.com's intellectual property replaces the previously announced option to acquire ZirMed.com, which is no longer in effect. In conducting its due diligence for the acquisition option, it was determined that the best interests of both companies would best be served by a perpetual licensing agreement. Medix will pay a licensing fee of $750,000 over the next four months, and will pay nominal annual royalties for this software license.
    John Prufeta, Medix's CEO states, "We believe that ZirMed's technology accelerates our deployment of Web-based claims services, while expanding our market opportunity substantially. We plan to use the technology both as an immediately deployable standalone service, as well as a key building block for our next generation of healthcare connectivity services. We are dedicated to providing technology-based services that alleviate the very real administrative nightmare and historical source of friction between payors and providers, enabling them to increasingly focus on delivering optimal care to their patients. In the claims processing arena, we aim to compress payment cycles for providers, as well as to reduce the overhead associated with claims processing at the payor level. These basic inefficiencies consume tens of billions of dollars annually within the healthcare industry, and represent a tremendous market opportunity for our company."

About ZirMed.com(TM)
    Located in Louisville, KY, ZirMed.com(TM) is one of the first in the nation to offer real-time, Web-based technology for healthcare providers to enter and file medical and dental claims directly over the Internet.

800 Second Avenue       Tel 212 682 6300        E-mail pr@kcsa.com
New York, NY 10017      Fax 212 697 0910        www.kcsa.com


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About Medix Resources, Inc.
    Medix Resources, Inc. is the developer and provider of the Cymedix.com(R) suite of fully-secure, patented Internet based software products, that allow instantaneous communication of high value added healthcare information among doctor offices, hospitals, health management organizations and insurance companies. Additional information about Medix Resources and its products and services can be found by visiting its Web sites, www.medixresources.com and www.cymedix.com, or by calling 800/326-8773.

                                     # # #

Information in this press release contains forward-looking statements that involve risks and uncertainties that might adversely affect the Company's operating results in the future to a material degree. Such risks and uncertainties include, without limitation, the ability of the Company to raise capital to finance the development of its software products, the effectiveness and the marketability of those products, the ability of the Company to protect its proprietary information, and the establishment of an efficient corporate operating structure as the Company grows. These and other risks and uncertainties are presented in detail in the Company's Form 10-KSB for 1999, which was filed with the Securities and Exchange Commission on March 30, 2000. This information is available from the SEC or the Company.

This press release is available on the KCSA Public Relations Worldwide Web site at www.kcsa.com
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FOR:      MEDIX RESOURCES, INC.
CONTACT:  John Prufeta, CEO
          212-697-2236
          jprufeta@cymedix.com

KCSA
CONTACTS: Paul Holm / Joseph A. Mansi
          212-896-1201 / 896-1205
          pholm@kcsa.com / jmansi@kcsa.com
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